AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1997
                                                   REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       AMERICAN RESIDENTIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                            POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                                 HOUSTON, TEXAS
                    (Address of Principal Executive Offices)

          DELAWARE                   77056-5604                76-0484996
(State or Other Jurisdiction of      (Zip Code)              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


           1996 INCENTIVE PLAN OF AMERICAN RESIDENTIAL SERVICES, INC.
                            (Full title of the plan)

                               JOHN D. HELD, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       AMERICAN RESIDENTIAL SERVICES, INC.
                            POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                            HOUSTON, TEXAS 77056-5604
                     (Name and Address of Agent for Service)


                     Telephone Number, Including Area Code,
                              of Agent for Service:
                                 (713) 599-0100

                                    copy to:
                              JAMES L. LEADER, ESQ.
                              BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
        Title of                Amount         Proposed Maximum         Maximum         Amount of
    Securities to be            to be         Offering Price Per       Aggregate       Registration
       Registered             Registered           Share(1)        Offering Price(1)       Fee
Common Stock (par value
   $.001 per share)(2)...      950,000           $ 22.3125         $ 21,196,875       $ 6,424
=========================  ================  ====================  ================== ==============

   (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of American Residential Services, Inc. quoted on the New York Stock Exchange on August 8, 1997.
   (2)   Includes the associated preferred stock purchase rights.

INCORPORATION BY REFERENCE

   This Registration Statement registers 950,000 additional shares of common stock, par value $.001 per share ("Common Stock"), of American Residential Services, Inc., a Delaware corporation (the "Company"), which may be issued from time to time pursuant to the 1996 Incentive Plan of American Residential Services, Inc. (the "Plan"). The Company previously registered 1,550,000 shares of Common Stock to be issued from time to time pursuant to the Plan by means of a Registration Statement of Form S-8 (Registration No. 333-13299) filed with the Securities and Exchange Commission on October 2, 1996, which registration statement is incorporated herein by this reference.

EXHIBITS

   The following documents are filed as a part of this registration statement:



    EXHIBIT
       NO.                 DESCRIPTION
    -------        -----------------------------------------------------------
       5   --      Opinion of John D. Held
      23.1 --      Consent of Arthur Andersen LLP
      23.2 --      Consent of John D. Held (included in Exhibit 5)
      24   --      Powers of Attorney (included on the signature page hereof)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of August, 1997.

                       AMERICAN RESIDENTIAL SERVICES, INC.


                                             By:   /s/ C. CLIFFORD WRIGHT, JR.
                                                       C. Clifford Wright, Jr.
                                                       President and Chief
                                                       Executive Officer


   Each person whose signature appears below hereby appoints C. Clifford Wright, Jr., John D. Held and Harry O. Nicodemus, IV, and all of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement of the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of August, 1997.

SIGNATURE                                         TITLE




/s/ C. CLIFFORD WRIGHT,          President, Chief Executive Officer and Director
    C. Clifford Wright, Jr.       (Principal Executive Officer)



/s/ HARRY O. NICODEMUS, IV       Vice President, Chief Financial Officer and
    Harry O. Nicodemus, IV        Chief Accounting Officer



/s/ HOWARD S. HOOVER, JR.        Chairman of the Board
    Howard S. Hoover, Jr.




/s/ GORDEN H. TIMMONS            Chief Operating Officer and Director
    Gorden H. Timmons

/s/ THOMAS N. AMONETT            Director
    Thomas N. Amonett


/s/ ROBERT J. CRUIKSHANK         Director
    Robert J. Cruikshank


/s/ RANDALL B. HALE              Director
    Randall B. Hale


/s/ NOLAN LEHMANN                Director
    Nolan Lehmann

/s/ WILLIAM P. MCCAUGHEY         Director
    William P. McCaughey

/s/ FRANK D. MENDITCH            Director
    Frank N. Menditch

/s/ ELLIOT SOKOLOW               Director
    Elliot Sokolow

/s/ DON D. SYKORA                Director
    Don D. Sykora

                                  EXHIBIT INDEX

    EXHIBIT
       NO.                 DESCRIPTION
    -------        -----------------------------------------------------------
        5  --      Opinion of John D. Held
      23.1 --      Consent of Arthur Andersen LLP
      23.2 --      Consent of John D. Held (included in Exhibit 5)
       24  --      Powers of Attorney (included on the signature page hereof)